ARTICLES OF INCORPORATION

                                     OF

                              GRAFIX2GO, INC.


     THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of  and subject to the requirements of the laws of the State of

Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:


                                 ARTICLE I

                                    NAME


     The name of this Corporation shall be:  Grafix2Go, Inc.


                                 ARTICLE II

                                  PURPOSE


     The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity, as provided by the laws of the State of

Nevada.


                                ARTICLE III

                               CAPITAL STOCK


     The Corporation is authorized to issue two classes of shares to be designated as "Common Stock"and "Preferred Stock."  The Capital Stock may

be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

                              A. COMMON STOCK


                                     1

     The total number of shares of Common Stock the Corporation is authorized to issue is fifty million (50,000,000) shares $.001 par value per share.


     1.   Terms of Common Stock


          1.   Voting Rights.  Except as otherwise expressly provided by
               --------------
law or in this Article III, each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the Corporation.


          2.   Liquidation Rights.  Subject to any prior or superior rights
               -------------------
of liquidation as  may be conferred upon any shares of Common Stock, and after payment or provision for payment of the debts and other liabilities of the Corporation, upon any voluntary or involuntary liquidation,

dissolution or winding up of the affairs of the Corporation, the holders of stock then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution.  Such assets and funds shall be divided among and paid to the holders of Common

Stock, on a pro-rata basis, according to the number of shares of Common

Stock held by them.


          3.   Dividends.  Dividends may be paid on the outstanding shares
               ----------
of Common Stock as and when declared by the Board of Directors, out of funds legally available therefor.


          4.   Residual Rights.  All rights accruing to the outstanding
               ----------------
shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.


                             B. PREFERRED STOCK

     The total number of shares of Preferred Stock the Corporation is authorized to issue is one million (1,000,000) shares.  The Corporation hereby designates the rights, preferences and privileges of one hundred

                                     2
thousand (100,000) shares of Series A Convertible Preferred Stock and fifty thousand (50,000) shares of Series B Convertible Preferred Stock.  The remaining eight hundred and fifty thousand (850,000) shares of authorized

Preferred Stock, par value $.001, may be issued in one or more additional series and the designations, powers, conversion privileges, preferences,

and other special rights, and the qualifications, limitations and restrictions of the Preferred Shares or any series of such shares shall be established by the Board of Directors.


     1.   Designation of Rights, Privileges and Preferences of Series A

          Convertible Preferred Stock


     There is hereby created a series of preferred stock of the Corporation to be designated as the "Series A Convertible Preferred Stock" consisting of one hundred thousand (100,000) shares, par value $.001, with the following powers, preferences, rights, qualifications, limitations and restrictions:


1.   Liquidation Rights.
     -------------------

     1.01 In the event of any liquidation, dissolution or winding up of the

Corporation, holders of shares of Series A Convertible Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $1.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock or any series or class of the Corporation's stock hereafter issued that ranks junior as to liquidation rights to the Series A Convertible Preferred Stock.  But the holders of Series A Convertible Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preferences of any series or class of the Corporation's stock hereafter issued that ranks senior as to liquidation rights to the Series A

Convertible Preferred Stock ("senior liquidation stock") has been paid in


                                     3
full.  The holders of Series A Convertible Preferred Stock and all other series or classes of the Corporation's stock hereafter issued that rank on a parity as to liquidation rights with the Series A Convertible Preferred

Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock)

which is not sufficient to pay in full the aggregate of the amounts payable thereon.  After payment in full of the liquidation preference of the shares of Series A Convertible Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.


     1.02 Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding upon the Corporation.


     2.   Voting Rights.  The holders of the Series A Convertible Preferred
          --------------
Stock will have no voting rights except as required by law.  In connection with any such vote, each outstanding share of Series A Convertible

Preferred Stock will be entitled to one vote, excluding shares held by the

Corporation or any entity controlled by the Corporation, which shares shall have no voting rights.


3. Dividends.
   ----------

   3.01 Holders of shares of Series A Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, cash dividends at an annual rate of $.001 per share, and no more, payable annually in arrears on

December 31 of each year beginning December 31, 2002, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall


                                     4

be payable on the next day that is not a Saturday, Sunday or legal holiday.

Dividends will be noncumulative and accrue without interest from the date of declaration and will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as are fixed by the

Board of Directors.


     3.02 The Series A Convertible Preferred Stock will be junior as to dividends to any series or class of the Corporation's stock hereafter issued that ranks senior as to dividends to the Series A Convertible

Preferred Stock ("senior dividend stock").  If at any time the Corporation has failed to declare and pay or set apart for payment accrued and unpaid dividends on any senior dividend stock, the Corporation may not pay any dividend on the Series A Convertible Preferred Stock.


     3.03 The Series A Convertible Preferred Stock will have priority as to dividends over the Common Stock and any series or class of the

Corporation's stock hereafter issued that ranks junior as to dividends to the Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in Common Stock or any other series or class of the Corporation's stock hereafter issued that ranks junior as to dividends to the Series A Convertible Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Corporation of, any Common Stock or junior dividend stock unless all declared and accrued dividends on the Series A Convertible

Preferred Stock have been paid or set apart for payment.


     3.04 The Series A Convertible Preferred Stock shall have parity with the Series B Convertible Preferred Stock as to dividends.


     3.05 The Corporation may not pay dividends on any class or series of the Corporation's stock having parity with the Series A Convertible

Preferred Stock as to dividends, if any such stock is hereafter issued

("parity dividend stock"), unless it has declared and paid or set apart for


                                     5

payment, or contemporaneously declares and pays or sets apart for payment,

all accrued and unpaid dividends for all prior periods on the Series A

Convertible Preferred Stock; and the Corporation may not pay dividends on the Series A Convertible Preferred Stock unless it has declared and paid or set part for payment, or contemporaneously declares and pays or sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock.  Whenever all accrued dividends are not paid in full on the Series A Convertible Preferred Stock or any parity dividend stock,

all dividends declared on the Series A Convertible Preferred Stock and such parity dividend stock will be declared and made pro rata so that the amount of dividends declared per share on the Series A Convertible Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the Series A Convertible Preferred Stock and such parity dividend stock bear to each other.


     3.06 The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 365-day year.  No interest will be payable in respect of any dividend payment on the Series A Convertible Preferred Stock which may be in arrears.


4.   Conversion.
     -----------

     4.01 Conversion by Shareholder of Series A Convertible Preferred Stock

into Common Stock.  The holders of Series A Convertible Preferred Stock shall have the right to convert shares of  Series A Preferred Stock into shares of Common Stock at any time when the Corporation has an effective registration statement on file with the Securities and Exchange Commission registering the Common Shares underlying Series A Convertible Preferred

Stock.


     4.02 Conversion by the Corporation of Series A Convertible Preferred

Stock into Common Stock.  The Corporation may, at any time when it has an effective registration statement on file with the Securities and Exchange

                                     6
Commission registering the Common Stock underlying the Series A Convertible

Preferred Stock, require the holders of such Series A Convertible Preferred

Stock to convert all, or any portion of holder's shares of Preferred Stock to Common Stock.


     4.03 The Conversion Rate will be one share of Common Stock for each share of Series A Convertible Preferred Stock.  If the Series A Convertible

Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the business day prior to the date fixed for redemption (unless the Corporation defaults in the payment of the redemption price).  Accrued and unpaid dividends, if any, will be paid in cash upon conversion.  No fractional shares of Common Stock will be issued upon conversion for accrued and unpaid dividends, if any, but in lieu thereof, the amount of any such dividends will be paid in cash by the

Corporation.  The conversion prices will be subject to adjustment in the event of the issuance of stock as a dividend on the Common Stock,

subdivisions or combinations of the Common Stock or similar events.  Except as stated in the preceding sentence, the Series A Convertible Preferred

Stock does not have rights protecting against dilution resulting from the sale of additional shares of Common Stock for less than the Conversion

Price or the current market price of the Corporation's securities.

     4.04 The Notice of Conversion shall set forth (i) the date of conversion, (ii) the Conversion Rate, (iii) a statement that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such date of conversion, and (iv) a statement of or reference to the conversion right set forth herein.  If fewer than all the shares of the

Series A Preferred Stock owned by such holders are to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares.  Within five business days of receipt of a Notice of Conversion,

the Corporation shall deliver the Common Stock. If the Conversion is occurring at the Corporation's request, the Corporation shall deliver the shares of Common Stock along with the Notice of Conversion.


     4.05 Subject to the receipt by the holders of Preferred Stock of the

Common Stock being converted as described above, each share of Series A

Convertible Preferred Stock to be converted shall be automatically canceled and all rights of the Series A Convertible Preferred Stock  shall cease without further action.


     4.06 The Conversion Rate shall be adjusted proportionally in the event of any stock dividend, stock split, combination of shares or similar event.


     4.07 The Corporation covenants and agrees that:

     (a)  The shares of Common Stock, securities, or assets issuable on any conversion of any shares of Series A Convertible Preferred Stock shall have been deemed to have been issued to the person on the Conversion Date, and on the Conversion Date, such person shall be deemed for all purposes to have become the record holder of such Common Stock, securities, or assets.


     (b)  All shares of Common Stock or other securities which may be issued on any conversion of the Series A Convertible Preferred Stock will,

on issuance, be fully paid and nonassessable and free from all taxes,

liens, and charges with respect to the issue thereof.  Without limiting the generality of the foregoing, the Corporation will from time to time take all such action as may be requisite to assure that the par value of the unissued Common Stock on any conversion of the Series A Convertible

Preferred Stock upon conversion as fully paid and non-assessable.


     (c)  The issuance of certificates for Common Stock on conversion of the Series A Convertible Preferred Stock shall be made without charge to the registered holder thereof for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with the conversion of the Series A Convertible Preferred Stock and the related issuance of

Common Stock or other securities.

5.   Redemption.
     -----------

     5.01 For so long as the Corporation has not received a Notice of

Conversion for such shares or is in default of its obligations hereunder,

the Corporation may, at its option, repay, in whole or in part, the Series

A Convertible Preferred Stock shares at the Redemption Price (as defined below).  The Series A Convertible Preferred Stock is redeemable as a series, in whole or in part, by the Corporation by providing written notice

(the "Redemption Notice") to the holder of the Series A Convertible

Preferred Stock at its address as the same shall appear on the books of the

Corporation (the day the Corporation places the  Redemption Notice in the

U.S. mail or sends it by another carrier, such as Federal Express or

U.P.S.,  is defined to be the "Redemption Notice Date").  Within seven calendar days after the Redemption Notice Date the Corporation shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series A Convertible Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "Redemption Date").  If fewer than all of the outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro-rata amongst the then holders of the Series A Convertible Preferred Stock based on the number of shares of Series A Convertible Preferred Stock then outstanding.


     5.02 The Redemption Price shall be equal to 100% of the Liquidation

Value of the shares of Series A Convertible Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares. If the Corporation delivers a Redemption Notice to redeem the

Series A Convertible Preferred Stock, pursuant to the foregoing sentence,

the holders of the Series A Convertible Preferred Stock will retain their conversion rights with respect to up to a maximum of one hundred percent

(100%) of the number of shares subject to the redemption. If the holders of the Series A Convertible Preferred Stock elect to so convert the Series A

Convertible Preferred Stock after the receipt of the Redemption Notice, the

Corporation must receive notice of such election pursuant to the procedures set forth in Section 5.03 below.


     5.03 The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such Redemption Date,  (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Corporation has the full Redemption Price reserved as set forth in

Section 5.06, below.  If fewer than all the shares of the Series A

Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares.

Within seven calendar days of the Redemption Notice Date, the Corporation shall send via U.S. mail, postage prepaid,  the appropriate amount of funds to the holders of the Series A Convertible Preferred Stock.  If the

Corporation fails to comply with the redemption provisions set forth herein by the seventh calendar day after the Redemption Notice Date relating to the Redemption Notice, the redemption will be declared null and void and the Corporation shall not be permitted to serve another Redemption Notice.

For the first four calendar days after the Redemption Notice Date, the holders of the Series A Convertible Preferred Stock shall retain their conversion rights with respect to all or a portion of the Series A

Convertible Preferred Shares subject to the redemption.  To exercise said conversion right, the holders shall deliver to Corporation a conversion notice within said five calendar day period, in which event the Redemption

Notice shall be deemed null and void as to the shares of Series A

Convertible Preferred Stock which are being converted pursuant to said conversion notice.

     5.04 Subject to the receipt by the holders of the Series A Convertible

Preferred Stock being redeemed of the Redemption Price as described above,

each share of Series A Convertible Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption

Price, and all rights of the Series A Convertible Preferred Stock,

including the right to conversion shall cease without further action.


     5.05 The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.

     5.06 The Corporation shall not be entitled to send any Redemption

Notice and begin the redemption procedure hereunder unless it has:

     (a)  the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;

     (b)  immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or

     (c)  a combination of the items set forth in (i) and (ii) above,

aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the

Corporation's securities for an amount in excess of the Redemption Price,

the Corporation shall not be required to have the full amount of the

Redemption Price available to it as set forth above.

6.   Other Provisions.
     ----------------

     6.01 Holders of Series A Convertible Preferred Stock shall be entitled to notice in the event of (a) the granting by the Corporation to all holders of its Common Stock of rights to purchase any shares of capital stock or any other rights or (b) any reclassification of the Common Stock,

any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of any entity into the Corporation

(other than a merger that does not result in any reclassification,

conversion, exchange or cancellation of outstanding shares of Common

Stock), or any sale or transfer of all or substantially all of the assets of the Corporation.

     6.02 The shares of Series A Convertible Preferred Stock have been duly and validly issued, and are fully paid and nonassessable.  The Corporation has reserved from its authorized but unissued Common Stock a sufficient number of shares for issuance upon conversion of the Series A Convertible

Preferred Stock.  The holders of the shares of Series A Convertible

Preferred Stock have no preemptive rights with respect to any securities of the Corporation.

2.   Designation of Rights, Privileges and Preferences of Series B

     Convertible Preferred Stock

     There is hereby created a series of preferred stock of the Corporation to be designated as the "Series B Convertible Preferred Stock" consisting of fifty thousand (50,000) shares, par value $.001, with the following powers, preferences, rights, qualifications, limitations and restrictions:


1.   Liquidation Rights.
     -------------------

     1.01 In the event of any liquidation, dissolution or winding up of the

Corporation, holders of shares of Series B Convertible Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $1.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock or any series or class of the Corporation's stock hereafter issued that ranks junior as to liquidation rights to the Series B Convertible Preferred Stock.  But the holders of Series B Convertible Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preferences of any series or class of the Corporation's stock hereafter issued that ranks senior as to liquidation rights to the Series B

Convertible Preferred Stock ("senior liquidation stock") has been paid in full.  The holders of Series B Convertible Preferred Stock and all other series or classes of the Corporation's stock hereafter issued that rank on a parity as to liquidation rights with the Series B Convertible Preferred

Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock)

which is not sufficient to pay in full the aggregate of the amounts payable thereon.  After payment in full of the liquidation preference of the shares of Series B Convertible Preferred Stock,  the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.


     1.02 Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding upon the Corporation.


2.   Voting Rights.  The holders of the Series B Convertible Preferred
     --------------

Stock will have no voting rights except as required by law.  In connection with any such vote, each outstanding share of Series B Convertible

Preferred Stock will be entitled to one vote, excluding shares held by the

Corporation or any entity controlled by the Corporation, which shares shall have no voting rights.


3.   Dividends.
     ----------

     3.01 Holders of shares of Series B Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, cash dividends at an annual rate of $.001 per share, and no more, payable annually in arrears on

                                     13
December 31 of each year beginning December 31, 2002, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday.

Dividends will be noncumulative and accrue without interest from the date of declaration and will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as are fixed by the

Board of Directors.

     3.02 The Series B Convertible Preferred Stock will be junior as to dividends to any series or class of the Corporation's stock hereafter issued that ranks senior as to dividends to the Series B Convertible

Preferred Stock ("senior dividend stock").  If at any time the Corporation has failed to declare and pay or set apart for payment accrued and unpaid dividends on any senior dividend stock, the Corporation may not pay any dividend on the Series A Convertible Preferred Stock.

     3.03 The Series B Convertible Preferred Stock will have priority as to dividends over the Common Stock and any series or class of the

Corporation's stock hereafter issued that ranks junior as to dividends to the Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in Common Stock or any other series or class of the Corporation's stock hereafter issued that ranks junior as to dividends to the Series B Convertible Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Corporation of, any Common Stock or junior dividend stock unless all declared and accrued dividends on the Series B Convertible

Preferred Stock have been paid or set apart for payment.

     3.04 The Series B Convertible Preferred Stock shall have parity with the Series A Convertible Preferred Stock as to dividends.

     3.05 The Corporation may not pay dividends on any class or series of the Corporation's stock having parity with the Series B Convertible

Preferred Stock as to dividends, if any such stock is hereafter issued

("parity dividend stock"), unless it has declared and paid or set apart for payment, or contemporaneously declares and pays or sets apart for payment,
                                     14

all accrued and unpaid dividends for all prior periods on the Series B

Convertible Preferred Stock; and the Corporation may not pay dividends on the Series B Convertible Preferred Stock unless it has declared and paid or set part for payment, or contemporaneously declares and pays or sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock.  Whenever all accrued dividends are not paid in full on the Series B Convertible Preferred Stock or any parity dividend stock,

all dividends declared on the Series B Convertible Preferred Stock and such parity dividend stock will be declared and made pro rata so that the amount of dividends declared per share on the Series B Convertible Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the Series B Convertible Preferred Stock and such parity dividend stock bear to each other.

     3.06 The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 365-day year.  No interest will be payable in respect of any dividend payment on the Series B Convertible Preferred Stock which may be in arrears.

4.   Conversion.
     -----------

     4.01 Conversion by Shareholder of Series B Convertible Preferred Stock

into Common Stock.  The holders of Series B Convertible Preferred Stock shall have the right to convert the shares of Series B Preferred Stock into shares of Common Stock at any time when the Corporation has an effective registration statement on file with the Securities and Exchange Commission registering the Common Shares underlying Series B Convertible Preferred

Stock.


     4.02 Conversion by the Corporation of Series B Convertible Preferred

Stock into Common Stock.  The Corporation may, at any time when it has an effective registration statement on file with the Securities and Exchange

Commission registering the Common Stock underlying the Series B Convertible


                                     15

Preferred Stock, require the holders of such Series B Convertible Preferred

Stock to convert all, or any portion of holder's shares of Preferred Stock to Common Stock.


     4.03 The Conversion Rate will be 1.2 shares of Common Stock for each share of Series B Convertible Preferred Stock.  If the Series B Convertible

Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the business day prior to the date fixed for redemption (unless the Corporation defaults in the payment of the redemption price).  Accrued and unpaid dividends, if any, will be paid in cash upon conversion.  No fractional shares of Common Stock will be issued upon conversion for accrued and unpaid dividends, if any, but in lieu thereof, the amount of any such dividends will be paid in cash by the

Corporation.  The conversion prices will be subject to adjustment in the event of the issuance of stock as a dividend on the Common Stock,

subdivisions or combinations of the Common Stock or similar events.  Except as stated in the preceding sentence, the Series B Convertible Preferred

Stock does not have rights protecting against dilution resulting from the sale of additional shares of Common Stock for less than the Conversion

Price or the current market price of the Corporation's securities.

     4.04 The Notice of Conversion shall set forth (i) the date of conversion, (ii) the Conversion Rate, (iii) a statement that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such date of conversion, and (iv) a statement of or reference to the conversion right set forth herein.  If fewer than all the shares of the

Series B Preferred Stock owned by such holders are to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares.

Within five business days of receipt of a Notice of Conversion, the

Corporation shall deliver the Common Stock.  If the Conversion is occurring at the Corporation's request, the Corporation shall deliver the shares of

Common Stock along with the Notice of Conversion.
                                     16

     4.05 Subject to the receipt by the holders of Preferred Stock of the

Common  Stock being converted as described above, each share of Series B

Convertible  Preferred Stock to be converted shall be automatically canceled and all rights of the Series B Convertible Preferred Stock  shall cease without further action.


     4.06 The Conversion Rate shall be adjusted proportionally in the event of any  stock dividend, stock split, combination of shares or similar event.


     4.07 The Corporation covenants and agrees that:


     (a)  The shares of Common Stock, securities, or assets issuable on any conversion of any shares of Series B Convertible Preferred Stock shall have been deemed to have been issued to the person on the Conversion Date, and on the Conversion Date, such person shall be deemed for all purposes to have become the record holder of such Common Stock, securities, or assets.


     (b)  All shares of Common Stock or other securities which may be issued on any conversion of the Series B Convertible Preferred Stock will,

on issuance, be fully paid and nonassessable and free from all taxes,

liens, and charges with respect to the issue thereof.  Without limiting the generality of the foregoing, the Corporation will from time to time take all such action as may be requisite to assure that the par value of the unissued Common Stock on any conversion of the Series B Convertible

Preferred Stock upon conversion as fully paid and non-assessable.


     (c)  The issuance of certificates for Common Stock on conversion of the Series B Convertible Preferred Stock shall be made without charge to the registered holder thereof for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with the conversion of the Series B Convertible Preferred Stock and the related issuance of

Common Stock or other securities.

5.   Redemption.
     -----------

     5.01 For so long as the Corporation has not received a Notice of

Conversion for such shares or is in default of its obligations hereunder,

the Corporation may, at its option, repay, in whole or in part, the Series

B Convertible Preferred Stock shares at the Redemption Price (as defined below).  The Series B Convertible Preferred Stock is redeemable as a series, in whole or in part, by the Corporation by providing written notice

(the "Redemption Notice") to the holder of the Series B Convertible

Preferred Stock at its address as the same shall appear on the books of the

Corporation (the day the Corporation places the  Redemption Notice in the

U.S. mail or sends it by another carrier, such as Federal Express or

U.P.S.,  is defined to be the "Redemption Notice Date").  Within seven calendar days after the Redemption Notice Date the Corporation shall make payment of the Redemption Price (as defined below) in immediately available funds to the holder for the shares of Series B Convertible Preferred Stock which are the subject of the Redemption Notice (such date of payment referred to as the "Redemption Date").  If fewer than all of the outstanding shares of Series B Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro-rata amongst the then holders of the Series B Convertible Preferred Stock based on the number of shares of Series B Preferred Stock then outstanding.

     5.02 The Redemption Price shall be equal to 100% of the Liquidation

Value of the shares of Series B Convertible Preferred Stock which are subject to such Redemption Notice, plus all accrued but unpaid dividends on such shares. If the Corporation delivers a Redemption Notice to redeem the

Series B Convertible Preferred Stock, pursuant to the foregoing sentence,

the holders of the Series B Convertible Preferred Stock will retain their conversion rights with respect to up to a maximum of one hundred percent

(100%) of the number of shares subject to the redemption. If the holders of the Series B Convertible Preferred Stock elect to so convert the Series B

Convertible Preferred Stock after the receipt of the Redemption Notice, the

Corporation must receive notice of such election pursuant to the procedures set forth in Section 5.03 below.


     5.03 The Notice of Redemption shall set forth (i) the Redemption Date and the place fixed for redemption, (ii) the Redemption Price, (iii) a statement that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such Redemption Date,  (iv) a statement of or reference to the conversion right set forth herein, and (v) confirmation that the Corporation has the full Redemption Price reserved as set forth in

Section 5.06, below.  If fewer than all the shares of the Series B

Preferred Stock owned by such holders are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and, if practicable, the numbers of the certificates representing such shares.

Within seven calendar days of the Redemption Notice Date, the Corporation shall send via U.S. mail, postage prepaid,  the appropriate amount of funds to the holders of the Series B Convertible Preferred Stock.  If the

Corporation fails to comply with the redemption provisions set forth herein by the seventh calendar day after the Redemption Notice Date relating to the Redemption Notice, the redemption will be declared null and void and the Corporation shall not be permitted to serve another Redemption Notice.

For the first four calendar days after the Redemption Notice Date, the holders of the Series B Convertible Preferred Stock shall retain their conversion rights with respect to all or a portion of the Series B

Convertible Preferred Shares subject to the redemption.  To exercise said conversion right, the holders shall deliver to Corporation a conversion notice within said five calendar day period, in which event the Redemption

Notice shall be deemed null and void as to the shares of Series B

Convertible Preferred Stock which are being converted pursuant to said conversion notice.

     5.04 Subject to the receipt by the holders of the Series B Convertible

Preferred Stock being redeemed of the Redemption Price as described above,

each share of Series B Convertible Preferred Stock to be redeemed shall be automatically canceled and converted into a right to receive the Redemption

Price, and all rights of the Series B Convertible Preferred Stock,

including the right to conversion shall cease without further action.


     5.05 The Redemption Price shall be adjusted proportionally upon any adjustment of the Conversion Price as provided herein and in the event of any stock dividend, stock split, combination of shares or similar event.


     5.06 The Corporation shall not be entitled to send any Redemption

Notice and begin the redemption procedure hereunder unless it has:

     (a)  the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution, specifically allotted for such redemption;


     (b)  immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution specifically allotted for such redemption; or


     (c)  a combination of the items set forth in (i) and (ii) above,

aggregating the full amount of the Redemption Price.

Notwithstanding the foregoing, in the event the redemption is expected to be made contemporaneously with the closing of a public offering of the

Corporation's securities for an amount in excess of the Redemption Price,

the Corporation shall not be required to have the full amount of the

Redemption Price available to it as set forth above.


6.   Other Provisions.
     -----------------

    6.01 Holders of Series B Convertible Preferred Stock shall be entitled to notice in the event of (a) the granting by the Corporation to all holders of its Common Stock of rights to purchase any shares of capital stock or any other rights or (b) any reclassification of the Common Stock,

any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of any entity into the Corporation

(other than a merger that does not result in any reclassification,

conversion, exchange or cancellation of outstanding shares of Common

Stock), or any sale or transfer of all or substantially all of the assets of the Corporation.


     6.02 The shares of Series B Convertible Preferred Stock have been duly and validly issued, and are fully paid and nonassessable.  The Corporation has reserved from its authorized but unissued Common Stock a sufficient number of shares for issuance upon conversion of the Series B Convertible

Preferred Stock.  The holders of the shares of Series B Convertible

Preferred Stock have no preemptive rights with respect to any securities of the Corporation.

                                 ARTICLE IV

                              GOVERNING BOARD

     The members of the Governing Board of the Corporation are styled

Directors.  The initial board of directors shall consist of three members.

The names and post office addresses of the First Board of Directors are as follows:


     FIRST BOARD OF DIRECTORS

     Name                            Address

     Brandon Stillman                2211 North Fairfield Road
                                     Layton, Utah 84041

     Jared Stillman                  2211 North Fairfield Road
                                     Layton, Utah 84041

     Charles Stillman                2211 North Fairfield Road
                                     Layton, Utah 84041

                                 ARTICLE V
                                INCORPORATOR

     The name and address of the incorporator signing these Articles of

Incorporation, who is above the age of eighteen (18) years, is as follows:

                                     29
     Name                            Address

     Richard T. Ludlow               136 East South Temple, Suite 1700A
                                     Salt Lake City, Utah 84111

                                 ARTICLE VI
                               RESIDENT AGENT


     The name and address of the Resident Agent is as follows:


     Name                            Address
     Gateway Enterprises, Inc.       3230 East Flamingo Road, Suite 156
                                     Las Vegas, Nevada 89121

and Gateway Enterprises, Inc., does hereby certify that on the 27th day of

February, 2002, they accepted the appointment as Resident Agent of the

Corporation in accordance with Section 78.090, N.R.S.


                    /s/ Kurtis D. Hughes
                    Kurt Hughes on behalf of Gateway Enterprises, Inc.


                                ARTICLE VII

                              INDEMNIFICATION


     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Any repeal or modification of an Article by the stockholders of the

Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the

Corporation for acts or omissions prior to such repeal or modification.


                                ARTICLE VIII

                            CONTROLLING INTEREST

     The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.

                                     30


     IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of February, 2002.





                                     /S/ Richard T. Ludlow
                                     ------------------------------
                                     Richard T. Ludlow


State of Utah       )
                    :ss.
County of Salt Lake )


     On the 27th day of February, 2002, personally appeared before me, a notary public (or judge or other authorized person, as the case may be),

duly commissioned and sworn, Richard T. Ludlow, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed the instrument.

     IN WITNESS WHEREOF,  I have executed this notary and affixed my official seal.


NOTARY SEAL
/s/ J. R. Parker
---------------------------
NOTARY PUBLIC

My Commission Expires: 05/16/05
                       -----------------



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